Exhibit (17)(a)
Logo Here	PROXY CARD FOR Phocas Small Cap Value Fund Proxy for Special Meeting of Shareholders – September [30], 2010 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned shareholder(s) of the Phocas Small Cap Value Fund, a series of Advisors Series Trust (the “Trust”), hereby appoint(s) [Douglas G. Hess and Cheryl L. King], and each of them, as proxies for the undersigned, each with full power of substitution, to attend the Special Meeting of Shareholders of the Trust (the “Meeting”) to be held at 10:00 a.m., local time, on September [30], 2010, at the offices of U.S. Bancorp Fund Services, LLC, 615 East Michigan Street, 4th Floor, Milwaukee, Wisconsin, 53202, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Meeting and otherwise to represent the undersigned at the Meeting with all powers possessed by the undersigned if personally present at the Meeting.  The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and of the accompanying Proxy Statement/Prospectus (the terms of which are incorporated by reference herein) and revokes any proxy heretofore given with respect to such Meeting.

Shareholder Name and Address Here

QUESTIONS ABOUT THIS PROXY?   Should you have any questions about the proxy materials or regarding how to vote your shares, please contact our proxy information line toll-free at [_________].  Representatives are available [Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.]

Important Notice Regarding the Availability of Proxy Materials for the Phocas Small Cap Value Fund Special Meeting of Shareholders to Be Held on September [30], 2010:

The proxy statement for this meeting is available at: www.[____________].com

PLEASE FOLD HERE AND RETURN THE ENTIRE CARD – DO NOT DETACH

Phocas Small Cap Value Fund

Proxy for Special Meeting of Shareholders — September [30], 2010

Please see the instructions below if you wish to vote by PHONE, MAIL or via the INTERNET.

NOTE: Please sign exactly as your name appears on the records of Advisors Series Trust and date this proxy card. If joint owners, each holder should sign this proxy.   When shares are held by joint tenants, at least one holder should sign. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian, etc., please so indicate. Corporate and partnership proxies should be signed by an authorized person indicating the person’s title.

Shareholder sign here

Date

Joint owner sign here

Date

CALL: LOG-ON: MAIL:

To vote your proxy by phone, call toll-free [___________] and enter the control number found on the reverse side of this proxy card.

To vote via the Internet, go to www.[___________].com and enter the control number found on the reverse side of this proxy card.

To vote your proxy by mail, check the appropriate voting box on the reverse side of this proxy card, sign and date the card and return it in the enclosed postage-paid envelope.

IT IS IMPORTANT THAT PROXIES BE VOTED PROMPTLY.  EVERY SHAREHOLDER’S VOTE IS IMPORTANT.

Phocas Small Cap Value Fund

CONTROL NUMBER

The votes entitled to be cast by the undersigned will be cast as instructed below.  If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” the proposal.  The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any matter that may properly come before the Meeting or any adjournment, or postponement, thereof.

WE NEED YOUR VOTE BEFORE SEPTEMBER [30], 2010.  Your vote is important.  Regardless of whether you are able to attend the Meeting in person, we urge you to authorize your proxy because your vote is vital.  If you are unable to attend the Meeting in person, we urge you to authorize the proxies to cast your votes, which are commonly known as proxy voting.  You can do this using any of the methods found on the reverse side of this proxy ballot.  Your prompt voting by proxy will help assure a quorum at the Meeting.  Voting by proxy will not prevent you from personally casting your votes at the Meeting.  You may revoke your proxy before it is exercised at the Meeting by submitting to the Secretary of the Trust a written notice of revocation or a subsequently signed proxy card, or by attending the Meeting and voting in person.

Please remember to sign and date the reverse side before mailing in your vote.

This proxy is solicited by the Board of Trustees of Advisors Series Trust, which unanimously recommends that you vote FOR the Proposal.  Please vote by checking the appropriate box.

PLEASE FOLD HERE AND RETURN THE ENTIRE CARD – DO NOT DETACH

TO VOTE, MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS.  Example: ■

	FOR	AGAINST	ABSTAIN

1.  To approve an Agreement and Plan of Reorganization between Advisors Series Trust, on behalf of the Phocas Small Cap Value Fund, and Frontegra Funds, Inc., on behalf of the Frontegra Phocas Small Cap Value Fund.  Under this agreement, (i) all of the assets and liabilities of the Phocas Small Cap Value Fund would be transferred to the Frontegra Phocas Small Cap Value Fund; (ii) each shareholder of the Phocas Small Cap Value Fund would receive full and fractional shares of the Frontegra Small Cap Value Fund in an amount equal to the value of, and in redemption of, such shareholder’s holdings in the Phocas Small Cap Value Fund; and (iii) the Phocas Small Cap Value Fund would be dissolved and terminated as a series of Advisors Series Trust.

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2. To vote upon any other business as may properly come before the Meeting or any adjournment thereof.

THANK YOU FOR YOUR PARTICIPATION.